                                                                    EXHIBIT 3.53

                            CERTIFICATE OF FORMATION

                                       OF

                             WEYI BROADCASTING, LLC

         This certificate of formation of WEYI Broadcasting, LLC (the "LLC") has been duly executed and is being filed in accordance with Section 18-201 of the Delaware Limited Liability Company Act.

         1.       The name of the limited liability company is WEYI
                  Broadcasting, LLC.

         2. The address of the initial registered office of the LLC in the state of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808. The name of its registered agent at such address is Corporation Service Company.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of WEYI Broadcasting, LLC as of July 23, 2002.

                                     STC BROADCASTING, INC., the Sole Managing
                                     Member of WEYI Broadcasting, LLC

                                     By: /s/ Gregory M. Schmidt
                                         Name:  Gregory M. Schmidt
                                         Title: Vice President New Development
                                                and General Counsel